United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2018
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 20, 2018, Thomas Wittenschlaeger transitioned from his role as President, Powered Vehicles Division to the role of Chief Strategy Officer (the “Transition”). In connection with the Transition, effective June 26, 2018, Fox Factory, Inc., the wholly owned operating subsidiary of Fox Factory Holding Corp., and Mr. Wittenschlaeger entered into an Amendment (the “Amendment”) to his Employment Agreement, originally dated January 26, 2015 (the “Original Agreement”).

The Amendment revises Mr. Wittenschlaeger’s Original Agreement to account for the Transition, including revisions to the composition of the performance bonus Mr. Wittenschlaeger may be eligible to receive, to make such performance bonus more directly tied to his new role. In addition, the Amendment contains certain changes to the definition of “Good Reason” and certain carve-outs for disclosures of confidential information. This summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Amendment dated June 26, 2018 to Employment Agreement dated January 26, 2015 between Fox Factory, Inc. and Thomas Wittenschlaeger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fox Factory Holding Corp.
Date:	June 26, 2018	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer